THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	25.80
Market price	US$	24.15
Premium/(discount)		(6.40%)
Fund size	US$	587.7	m
Source: State Street Bank and Trust Company

At 30 September 2009	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	8.3	7.9
Year to date	48.4	55.0
One year	26.1	29.0
Three years %pa	20.7	9.2
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY
The fund had a pretty good month. The main contributor was the strong performance of our exposure to Taiwan (20.8% net), whose currency is appreciating as expatriate Taiwanese capital flows back home, thanks to the effective abolition of cross-strait investment restrictions and the cut in inheritance tax from 50% to 10%. Elsewhere, there were signs of money looking for value in small-caps after the big-cap rally (our Singapore-listed leasing company, Financial One, for example, was ‘discovered’)
Economic indicators continued to be positive (car sales in August were up 90% year on year!) but we note that current growth remains heavily dependent on government largesse (if there was a corruption index, it would be through the roof). Life remains grim for China’s exporters. Nevertheless, labour shortages are starting to recur in Guangdong (one of our invested companies in Dongguan claims to be short of about 500 staff); one-time immigrant workers are deciding to stay home on the farm or take advantage of improved opportunities in local towns. This trend, taken together with the return of food inflation, will strengthen the hand of the central bankers against the politicians. The appreciation of the renminbi is therefore likely to resume in the New Year, and credit growth should be dialled back from its current ‘moderately loose’ setting.
We covered several thousand miles in company visits around China during September. My return, after many years’ absence, to Xining, the dusty, two-horse capital of Qinghai province, revealed a skycrapered city of 2 million people, where I could eat a delicious and filling meal of beef noodles for Rmb5, then follow it with a perfectly brewed Columbian coffee for Rmb29. Our visits in the more prosperous environs of Hong Kong and Taiwan revealed the likelihood of a construction boom in 2010, as the belated execution of substantial stimulus spending plans coincides with a recovery in private construction activity. In Taiwan, there will be the additional stimulus of the signing of a free-trade agreement with the mainland. Expect to see local construction and building-material companies enter the portfolio during the forthcoming market correction.

INVESTMENT STRATEGY
The fund is 93% invested with holdings in 60 companies. 16% of assets are invested in unlisted companies.
We were net sellers in September, further reducing our A-share exposure to just 11% with the sale of participation notes in Wuliangye, Minsheng Bank, CITIC Securities and Guyuelongshan. We also booked a few tactical losses ahead of the fund’s financial year-end, to save our investors unnecessary tax costs. Our only purchase in September was participation as a cornerstone investor in the listing of Sinopharm, China’s largest drug distributor. This lifts our total exposure to Chinese healthcare, whose expansion is immune to the vicissitudes of Western economies, to 19%.
As I write this update, on the sixtieth anniversary of the founding of the People’s Republic, I am watching the rather unedifying spectacle of soldiers, tanks and missiles goose-stepping down Chang’an Avenue, Beijing’s population having been banished from the streets. I’m sorry to say the leadership ignored my suggestion of a parade more representative of the Chinese miracle, which would have included hard-working Chinese car salesmen, doctors and fund managers ...
Chris Ruffle, Martin Currie Inc*

*   Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

30 SEPTEMBER 2009
FUND DETAILS

Market cap	US$550.18m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Consumer discretionary	20.1%	4.9%
Healthcare	18.6%	0.1%
Consumer staples	16.3%	2.3%
Industrials	9.9%	7.5%
Financials	9.7%	36.6%
Information technology	7.9%	21.6%
Energy	4.6%	8.4%
Materials	3.0%	6.6%
Utilities	1.7%	3.9%
Telecommunications	1.3%	8.3%
Other assets & liabilities	6.9%	—
Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION
Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	8.3	9.7
Year to date	48.4	46.0
Three years %pa	20.7	19.8
Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (44.1%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.4%
Shandong Weigao Group	Healthcare	4.4%
Ugent Holdings	Industrials	3.9%
Wumart Stores	Consumer staples	3.8%
Sinopharm	Healthcare	3.4%
Far Eastern Department Stores	Consumer discretionary	3.2%
China Medical System Holdings	Healthcare	2.4%
China Fishery Group	Consumer staples	2.3%
Ruentex Development	Financials	2.1%
China Shineway Pharmaceutical	Healthcare	2.0%
Hsu Fu Chi International	Consumer staples	1.9%
Ports Design	Consumer discretionary	1.9%
Uni-President Enterprises	Consumer staples	1.8%
Fushan International Energy	Energy	1.8%
WuXi PharmaTech Cayman	Healthcare	1.8%
DIRECT INVESTMENTS (15.6%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.4%
Ugent Holdings	Industrials	3.9%
Qingdao Bright Moon	Industrials	1.4%
HAND Enterprise Solutions	Information technology	1.4%
Highlight Tech	Industrials	0.9%
China Silicon (Series A Preferred)	Information technology	0.6%
China Silicon (Common Stock)	Information technology	0.0%
China Silicon (Warrants)	Information technology	0.0%
TECO Optronics	Information technology	0.0%
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	8.3	13.8	48.4	26.1	20.7	20.4	11.4
MSCI Golden Dragon	7.9	13.7	55.0	29.0	9.2	13.1	10.1
Hang Seng Chinese Enterprise	5.2	8.2	50.3	31.0	18.9	20.7	22.0
Shanghai Stock Exchange 180	6.4	(6.5)	63.2	30.7	33.5	25.3	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2009 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 30 September 2009.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 30 September 2009.
10 YEAR DIVIDEND HISTORY CHART

Total	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82
Income	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48
Long-term capital	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34
Short-term capital	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00
Past performance is not a guide to future returns.

Source: State Street Bank and Trust Company.

30 SEPTEMBER 2009

Sector	Company (BBG ticker)		Price		Holding	Value US$	% of portfolio
Hong Kong							16.1%
China Shineway Pharmaceutical	2877	HK	HK$	8.3	11,184,000	$11,948,764	2.0%
Ports Design	589	HK	HK$	19.4	4,549,500	$11,364,871	1.9%
Fushan International Energy	639	HK	HK$	5.2	16,044,000	$10,723,534	1.8%
Xinao Gas	2688	HK	HK$	15.4	5,084,000	$10,102,335	1.7%
Chaoda Modern Agriculture	682	HK	HK$	4.7	15,327,357	$9,315,018	1.6%
Intime Department Store Group	1833	HK	HK$	5.3	12,568,629	$8,530,395	1.5%
Natural Beauty Bio-Technology	157	HK	HK$	1.3	48,680,000	$8,291,250	1.4%
Shangri-La Asia	69	HK	HK$	14.6	3,061,555	$5,767,538	1.0%
Golden Meditech	801	HK	HK$	1.3	35,040,000	$5,787,214	1.0%
TPV Technology	903	HK	HK$	4.8	8,854,000	$5,483,732	1.0%
FU JI Food & Catering Services	1175	HK	HK$	7.6	5,462,000	$5,356,249	0.9%
Yorkey Optical International	2788	HK	HK$	2.0	7,758,926	$1,952,233	0.3%

Singapore							5.7%
China Fishery Group	CFG	SP	SG$	1.5	13,255,000	$13,641,671	2.3%
Hsu Fu Chi International	HFCI	SP	SG$	1.7	9,484,000	$11,443,537	1.9%
Financial One Corp	FIN	SP	SG$	0.5	12,030,000	$3,927,745	0.7%
CDW	CDW	SP	SG$	0.1	54,708,000	$2,815,196	0.5%
China Milk Products Group	CMILK	SP	SG$	0.5	4,923,000	$1,764,579	0.3%

Hong Kong ‘H’ shares							15.3%
Shandong Weigao Group	8199	HK	HK$	25.6	7,808,000	$25,791,421	4.4%
Wumart Stores	8277	HK	HK$	11.5	14,888,000	$22,283,830	3.8%
Sinopharm	297	HK	HK$	19.6	7,786,000	$19,751,196	3.4%
ZTE Corp	763	HK	HK$	40.9	1,461,926	$7,686,852	1.3%
China Pharmaceutical Group	1093	HK	HK$	4.4	12,918,000	$7,217,365	1.2%
Zijin Mining	2899	HK	HK$	7.6	7,214,000	$7,074,329	1.2%

Taiwan							20.8%
Far Eastern Department Stores	2903	TT	NT$	31.9	19,066,931	$18,919,843	3.2%
Ruentex Development	9945	TT	NT$	30.9	12,694,000	$12,181,470	2.1%
Uni-President Enterprises	1216	TT	NT$	37.9	9,112,638	$10,743,094	1.8%
China Metal Products	1532	TT	NT$	37.3	9,019,881	$10,465,396	1.8%
HTC Corp	2498	TT	NT$	353	891,900	$9,793,477	1.7%
KGI Securities	6008	TT	NT$	17.3	16,984,780	$9,140,124	1.6%
WPG Holdings	3702	TT	NT$	45.5	6,320,000	$8,944,880	1.5%
FamilyMart	5903	TT	NT$	56.5	4,501,652	$7,841,623	1.3%
Yuanta Financial	2885	TT	NT$	23.8	10,520,593	$7,788,669	1.3%
Lien Hwa Industrial	1229	TT	NT$	15.0	16,476,881	$7,662,354	1.3%
Taiwan Secom	9917	TT	NT$	51.0	4,738,000	$7,516,424	1.3%
Synnex Technology	2347	TT	NT$	68.5	2,809,240	$5,985,845	1.0%
Fubon Financial Holdings	2881	TT	NT$	36.3	4,948,000	$5,587,047	0.9%

United Kingdom							2.4%
China Medical System Holdings	CMSH	LN		£2.4	3,623,188	$13,914,778	2.4%

United States							6.7%
Wuxi PharmaTech Cayman	WX	US	US$	11.9	883,490	$10,540,036	1.8%
Far East Energy	FEEC	US	US$	0.6	14,565,477	$8,011,012	1.3%
Mindray Medical International	MR	US	US$	32.6	191,700	$6,257,088	1.1%
Sina Corp	SINA	US	US$	38.0	162,700	$6,176,092	1.0%
New Oriental Education	EDU	US	US$	80.5	73,400	$5,905,030	1.0%
The9	CMED	US	US$	7.8	358,900	$2,781,475	0.5%

Equity linked securities (‘A’ shares)							10.5%
Shenzhen Agricultural			US$	1.5	6,800,000	$10,349,967	1.8%
CITIC Securities			US$	3.7	2,260,600	$8,282,320	1.4%
China Yangtze Power			US$	2.0	4,169,077	$8,165,559	1.4%
Suning Appliance			US$	2.4	2,874,013	$6,897,631	1.2%
Shanghai Yuyuan Tourist Board			US$	2.6	238,502,000	$6,152,703	1.1%
Daqin Railway			US$	1.4	3,807,000	$5,169,841	0.9%
Dalian Zhangzidao Fishery			US$	3.5	1,260,565	$4,369,118	0.7%
Zhejiang Guyuelongshan			US$	1.2	3,658,900	$4,352,324	0.7%
Wuliangye Yibin			US$	3.1	1,403,507	$4,297,539	0.7%
Shanghai International Airport			US$	2.0	1,816,700	$3,567,999	0.6%

Sector	Company (BBG ticker)	Price		Holding	Value US$	% of portfolio
Direct						15.6%
Queenbury Investment (Huiyan)		US$	96444	450	$43,399,800	7.4%
Ugent Holdings		HK$	100	177,000,000	$22,838,562	3.9%
Qingdao Bright Moon		US $	0.3	31,827,172	$8,275,065	1.4%
HAND Enterprise Solutions		US $	16.4	500,000	$8,200,000	1.4%
Highlight Tech		US $	2.1	2,525,170	$5,176,599	0.9%
China Silicon (Series A Preferred)		US$	133.0	27,418	$3,646,594	0.6%
China Silicon (Common Stock)			—	1,115,593	—	—
China Silicon (Warrants)			—	685,450	—	—
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					$40,341,805	6.9%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.